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                                                                    Exhibit 10.5

                                    GUARANTY

                  GUARANTY, dated this 10th day of April, 2004 by Raceway Ventures, LLC, a Florida limited liability company ("Guarantor") in favor of Vestin Mortgage, Inc. ("Vestin").

                                   WITNESSETH

                  WHEREAS, Messrs. Steven F. Cohen, Patrick Danan and Frank A. Leo (collectively the "Members") own all of the membership and/or equity interests in the Guarantor; and

                  WHEREAS, Guarantor desires to acquire 19,549 shares of the Common Stock (the "Common Stock") of Mid-State Raceway, Inc. ("Raceway") and warrants (the "Warrants") to purchase 1,250,000 shares of Common Stock from All Capital LLC ("All Capital") and 450,000 shares of Common Stock from Victoria Scott respectively; and

                  WHEREAS, Raceway and Mid-State Development Corporation ("Development" and Raceway and Development collectively referred to herein as Borrower") are indebted to Vestin in the amount of up to $26,000,000 ("Existing Indebtedness") as evidenced by a Consolidated Secured Promissory Note (the "Note"); and

                  WHEREAS, All Capital is wholly owned by Shawn Scott ("Scott") and Scott has personally guaranteed the payment of principal and interest on the Existing Indebtedness ("Scott Guaranty"); and

                  WHEREAS, the Members have executed a joint and several guaranty of up to $10,000,000.00 of the Existing Indebtedness ("Member Guaranty"); and

                  WHEREAS, as a condition precedent to the sale by All Capital its shares of Common Stock and Warrants to the Guarantor the Scott Guaranty must be terminated and rendered null and void and of no further force and effect and Scott released from any and all liability thereunder; and

                  WHEREAS, the Guarantor desires to have Vestin execute and deliver (a) to Scott a termination and release of the Scott Guaranty ("Release") rendering the Scott Guaranty


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null and void and of no further force and effect and (b) its consent to acquisition by the Guarantor of the Common Stock and Warrants (the "Consent");
and

                  WHEREAS, as a condition to Vestin executing and delivering the Release and the Consent, Vestin has requested that the Guarantor execute and deliver this Guaranty.

                  NOW THEREFORE, in consideration of the premises, the mutual agreements herein contained the parties hereto agree as follows:

          1.      Guaranty of Payment and Performance.

                  (a) Subject to and in accordance with the provisions of subparagraphs 1 (b) and (c) hereof, the Guarantor does hereby, absolutely, unconditionally and irrevocably guaranty to Vestin the full and punctual payment and performance of the Obligations (as defined). For purposes of this Guaranty the term "Obligations" shall be and mean the Borrower's obligations under the Note solely and exclusively for the payment of principal and interest thereon computed at the rate of 11% per annum, whether now existing or hereafter arising, when the same shall become due and payable, in accordance with the terms of the Note.

                  (b) If any of the Obligations shall not be paid in full as the same shall become due and payable, either at stated maturity or otherwise, in accordance with the terms of the Note, then and in that event:

                                                      (i) Vestin shall take and
                                    perform such reasonable efforts
                                    (collectively "Collection Efforts") as shall be reasonably necessary to cause the Borrower to make payment of the Obligations then due and payable; and

                                                      (ii) Vestin shall,
                                    following the completion of the Collection
                                    Efforts transmit to the Guarantor written notice ("Vestin Notice") setting forth: (A) the continued existence of the Borrower's default in payment of the Obligations, (B) the amount of the Obligations which are at such time the subject of Borrower's payment default prior to any acceleration and/or imposition of Default Interest ("Current Default"), (C)the amount of the costs incurred by Vestin in performing the Collection Efforts (the "Collection Costs"),
                                    (D)the total amount of the Obligations and
                                    (E) the sum of the Collection Costs and the Obligations (the "Buy Out Amount"); and

                                                      (iii) Subject to the
                                    rights of the Members under the Member
                                    Guaranty, Guarantor shall have the right during the seven day period following transmittal by Vestin of the Vestin Notice to either (A) cure the Borrower's payment default by making payment to Vestin of the full amount of the Current Default prior to the expiration of such seven day period, or
                                    (B)


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                                    purchasing, for cash, 100% of the payees'
                                    interest in and to the Note and the proceeds thereof and all collateral securing the same (the "Property") for the Buy-Out Amount. If the Guarantor elect to exercise the purchase right described above it shall (C) give Vestin written notice of such election ("Purchase Notice") prior to the expiration of such seven day period; which Purchase Notice shall specify a closing date for such purchase within 14 days following the transmittal of the Purchase Notice to Vestin and (D) have the right to transfer, sell assign and convey their rights to acquire the Property and/or any agreements with respect to the acquisition of the Property to any third party.

                  (c) If the Guarantor shall fail or refuse to either pay the full amount of the Current Default or transmit the Purchase Notice within the seven day period following the transmittal of the Vestin Notice and/or having transmitted the Purchase Notice failed and/or refused to fully and timely perform its obligations thereunder, then and in any such event the Guarantor shall, upon demand, immediately pay to Vestin any such Obligations without presentment, diligence, protest or other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing, the Guarantor agrees to pay any and all reasonable expenses (including without limitation, reasonable attorney's fees and expenses) which may be paid or incurred by Vestin in connection with the enforcement by Vestin of the obligations of the Guarantor with respect to the Obligations. All payments under this Guaranty shall be made in the place, currency and manner specified for the Obligations as provided in the Note.

                  (d) Without limiting the generality of the provisions of subparagraph 1(a) hereof but expressly subject to the provisions of subparagraphs 1(b) and (c)hereof:

                           (i) The liability of the Guarantor under this
Guaranty is primary, absolute, direct and immediate, and not conditional or contingent upon pursuit by Vestin of any remedies it may have against the Borrower or any other person or entity, whether pursuant to the terms hereof or at law, in equity or by statute;

                           (ii) The Guarantor  hereby  waives any right it
otherwise might have to require Vestin to make any demand upon and/or proceed against the Borrower or any other person or entity before seeking enforcement of this Guaranty, or to pursue any legal, equitable or statutory remedy otherwise available to Vestin in any particular manner or order;

                           (iii) The Guarantor hereby expressly authorizes
Vestin, in its sole and absolute discretion, without notice to or further assent of the Guarantor and without in any way discharging, terminating, releasing, affecting or impairing the obligations and liabilities of the Guarantor hereunder, from time to time or at any one or more times to: (A) amend, modify, renew, extend, accelerate or otherwise change the time or manner of payment for or performance of, or otherwise change, modify or amend any of the other terms and conditions of the Obligations, (B) release, discharge or compromise or settle with the Borrower, (C) waive compliance with or any default under, forbear from, delay or only partially enforce, or grant any


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other indulgences with respect to the Obligations, (D) assign, transfer, pledge, hypothecate, grant a security interest in or otherwise transfer its interest in this Guaranty, and (E) otherwise deal in all respects with the Borrower with respect to the Note as if this Guaranty was not in effect;

                           (iv) The Guarantors: (A) agrees that the validity
and enforceability of its obligations hereunder shall be unaffected by the genuineness, validity, regularity or enforceability of the Note or by any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, (B) expressly waives any defense arising by reason of laches, the statute of limitations or any incapacity, lack of authority, or other defense of the Borrower (including, without limitation, the bankruptcy, reorganization, liquidation, dissolution, release or discharge of the Borrower or any arrangement, compromise, settlement or other action with respect to the Borrower's creditors or by reason of the cessation from any cause whatsoever (other than payment or performance in full) of the liability of the Borrower), and (C) hereby releases Vestin from any requirement of looking into such matters.

                  2. Guarantor's Obligations Not Affected. This Guaranty is an absolute, unconditional, irrevocable, present and continuing guarantee of payment and performance and not merely of collection or collectibility, and, except as expressly provided herein to the contrary, is in no way conditioned or contingent upon any attempt to collect from the Borrower or any other person any of the Obligations or upon any other condition or contingency. The obligations of the Guarantor under this Guarantee shall remain in full force and effect without regard to, and shall not be impaired or affected by:

                           (i) any change in the  existence,  structure or
ownership of the Borrower, or any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, liquidation, receivership or similar proceeding affecting the Borrower;

                           (ii) the existence of any claim or other rights that
the Guarantor may have at any time against the Borrower, whether in connection herewith or in any unrelated transactions; provided however that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                           (iii) any exercise or non-exercise by Vestin or any
other person of any right, power, privilege or remedy pursuant to or in respect of this Guaranty, or any waiver of any such right, power, privilege or remedy; or

                           (iv) any merger or consolidation of the Borrower
with or into any other person, or any sale, lease or transfer of any or all of the assets of the Borrower to any other person or the dissolution, termination, winding up or other discontinuation of the Borrower.

                  3. Waiver. Except as herein expressly provided to the contrary, the Guarantors unconditionally waives (i) all notices which may be required by statute, rule of law or otherwise, notice of acceptance of this Guaranty as well as (a) presentment, demand for payment and/or performance and protest of non-payment and/or non-performance, (b) notice of presentment, demand and protest, (c) notice of any default hereunder and/or under the Note, and


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of all indulgences, (d) demand for observance of performance of, or enforcement of, any terms or provisions of this Guaranty, and (e) all other notices and demands otherwise required by law or statute which Guarantor may lawfully waive. Further, to the extent permitted by law, the Guarantor waives the rights to
(f) trial by jury, (g) implead the Borrower or assert a counterclaim against the Borrower, (h) to consolidate any such action with any proceeding involving the Borrower, and (ii) any requirement of diligence on the part of Vestin.

                  4. Termination. This Guaranty and the obligations of the Guarantor hereunder shall terminate and be of no further force and effect on the earlier to occur of (a) the date when the Obligations shall be have been indefeasibly paid in full, or (b) the VLT Commencement Date (as defined). The "VLT Commencement Date" shall be and mean the date upon which video lottery terminals ("VLT's") installed on the premises of Vernon Downs Race Track, Vernon New York, are first activated and available for utilization on a pilot, temporary or permanent basis.

                  5. No Waivers. No failure or delay by Vestin in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

                  6. Notices. Any and all notices, requests or instructions desired or required to be given to Vestin or to Guarantors shall be in writing and shall either be hand delivered or mailed to the recipient first class, postage prepaid, certified, return receipt requested at the following respective addresses:

To:       Guarantor

          Raceway Ventures, LLC
          5300 NW 12th Ave. Suite 1
          Ft. Lauderdale, Florida 33309

To:       Vestin
          2901 El Camino Avenue, Suite 206
          Las Vegas, NV 89102

or at such other address as any party hereto shall designate in a writing complying with the provisions of this Paragraph.

                  7. Savings Clause. If any provision of this Guaranty is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder hereof shall not be affected thereby, and such provisions shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.


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                  8. General. This agreement sets forth the entire agreement between the parties hereto with respect to the subject matter herein contained; shall be governed and construed in accordance with the laws of the State of Nevada; cannot be altered, amended, modified or terminated except by a writing executed by both of the parties hereto or as herein expressly otherwise provided; and shall inure to the benefit of and be binding upon the parties hereto and their respective successors, transferees, heirs, assigns and beneficiaries.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be executed and delivered as of the day and year first above written.

                                        Raceway Ventures, LLC


                                        By: /s/ Steven Cohen
                                           --------------------------------